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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                               December 18, 1996
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                 Date of Report (date of earliest event reported)

                               CAPITAL 2000, INC.
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               Exact name of Registrant as Specified in its Charter

        Colorado                 33-11062-D              84-1049047
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State or Other Jurisdiction    Commission File  IRS Employer Identification
     of Incorporation              Number                   Number

                     P.O. Box 460363, Aurora, Colorado 80015
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           Address of Principal Executive Offices, Including Zip Code

             Level 17 109 Pitt Street, Sydney NSW 2000 Australia
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                 Former Address is Changed Since Last Report

                                (303) 690-6787
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               Registrant's Telephone Number, Including Area Code
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     On December 18, 1996 a Rescission Agreement was entered into between the same parties who, on October 18, 1996, entered into a Share Purchase and Reorganization Agreement. The purpose of the Rescission Agreement was to rescind the Share Purchase and Reorganization Agreement. In accordance with the terms of the Rescission Agreement, Dr. R.E. Edwards, P.J. Chapman, R.N. Harris and Stanley Leo Carroll resigned as directors of the Company, and Dr. R.E. Edwards and P.J. Chapman resigned as officers of the Company. Timothy J. Brasel was re-elected as President and sole director of the Company.

     In accordance with the Rescission Agreement, the sale and transfer of 1,540,000 shares of the Company's Common Stock was rescinded. As a result of the rescission the Company's two major shareholders are as follows:

     Timothy J. Brasel and Affiliates   884,900 shares 46.6%
     Paul H. Dragul                854,900 shares 45.0%

     The October Agreement was rescinded because the agreement by which the Company was going to purchase certain assets relating to the cold vaporization purification technology from Rainpure Pty. Ltd. was terminated.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   CAPITAL 2000, INC.

Dated: February 3, 1997            By /s/ Timothy J. Brasel
                                      Timothy J. Brasel, President